Exhibit 10.13
FORM OF SERVICE CONTRACT FOR
[EMPLOYEE NAME] AND REDGATE MEDIA INC
DATED THIS                                          DAY OF                                           2003
Between
REDGATE MEDIA INC
(the “Company”)
And
[EMPLOYEE NAME]
(the “Executive”)

SERVICE CONTRACT

THIS AGREEMENT is made on                      day of                                          2003.
BETWEEN:
Redgate Media INC, a company incorporated in the Cayman Islands and having its registered office at Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman, Cayman Islands, British West Indies (the “Company”);
AND
[EMPLOYEE NAME] (Holder of [NATIONALITY] Passport Number
                    ) (the “EXECUTIVE”).
IT IS HEREBY AGREED AS FOLLOWS :-
1.	INTERPRETATION

1.1	In this Agreement, unless the context otherwise requires, the following expressions shall have the following meanings:

“Board” means the Board of Directors of the Company and includes any committee of the Board duly appointed by it;

“Commencement Date” means 1st June, 2003;

“Confidential Information” means such information which is proprietary and confidential to any Group Company including (but not limited to) any of the trade secrets or confidential operations, processes or inventions carried on or used by any Group Company; dealings of any Group Company; secret or confidential information which relates to the business or affairs of any Group Company or any of its clients’ or customers’ transactions or affairs; any Group Company’s technology, designs, documentation or manuals; the terms and conditions of this Agreement; budgets, financial information, accounts, financial statements, customer lists, marketing studies, drawings, notes, memoranda and the information contained therein;

“Group” or “Group Companies” means the Company, and its associated corporations;

“Territory” means People’s Republic of China and other areas as the Company shall determine but shall not include the Hong Kong Special Administrative region of the People’s Republic of China;

“US$” means the lawful currency of the United States of America.

1.2	The clause headings do not form part of this Agreement and shall not be taken into account in its construction or interpretation.

1.3	Unless the context otherwise requires words importing one gender include all other genders and words importing the singular include the plural and vice versa.

2.	APPOINTMENT AND DURATION

2.1	The Company hereby appoints the EXECUTIVE and the EXECUTIVE agrees to serve the Company as a Director in the Territory.

2.2	This Agreement shall commence or be deemed to have commenced on the Commencement Date and shall continue until terminated in accordance with this Agreement.

3.	DUTIES OF THE EMPLOYEE

3.1	Subject to such instructions and directions as may from time to time be given to him by the Board, the EXECUTIVE shall, in the performance of such duties as may be determined by the Company from time to time (his “Duties”), use all proper means within his power to improve, develop, extend, maintain, advise and promote the Company’s business and to protect and further the reputation, interests and success of the Company.

3.2	During his employment the EXECUTIVE shall:
3.2.1	undertake his Duties and exercise such powers in relation to the Company and its business as the Board shall, from time to time, assign to or vest in him;

3.2.2	in the discharge of his Duties and in the exercise of such powers observe and comply with all lawful and reasonable resolutions, regulations and directions from time to time made or given by the Company or the Board;

3.2.3	devote so much of his time, attention and ability as is appropriate to the diligent discharge of his Duties (including if necessary, working overtime) and as shall be in accordance with the policies of the Company; and

3.2.4	in pursuance of his Duties, perform such services for the Group Companies and accept such offices in the Group Companies as the Board may from time to time lawfully and reasonably require without payment of additional remuneration.
3.3	The EXECUTIVE shall be required to travel overseas from time to time in the course of his employment as shall be laid down by the Board from time to time.

4.	SECONDMENT

The Company may second the EXECUTIVE to any other Group Company without the same severing the Executive’s employment herein.

5.	REMUNERATION

5.1	The Company shall pay to the EXECUTIVE a basic salary (which shall accrue from day to day) at the rate of US$[SALARY] per annum payable in twelve equal monthly instalments in arrears on the last day of every month;

5.2	The payments in Clause 5.1 above shall be transferred to the EXECUTIVE’s designated bank account(s); and

5.3	For the avoidance of doubt, the EXECUTIVE shall not receive any payment (other than the payments due to the EXECUTIVE under Clause 5.1 above) for work done on an overtime basis.

6.	OTHER BENEFITS

6.1	During the term of the EXECUTIVE’s employment herein the Company shall, at its own expense, provide the EXECUTIVE with all such benefits generally accorded by the Company to employees holding a similar position and as may be determined by the Board from time to time.

6.2	The benefits mentioned in the foregoing clause 6.1 shall include inter alia a life assurance procured at the Company’s expense which in the event of the EXECUTIVE’s death while employed under this Agreement shall pay to the EXECUTIVE’s nominated beneficiary(ies) a sum amounting to not less than US$[AMOUNT].

7.	EXPENSES

The Company shall reimburse the EXECUTIVE with all travelling, hotel, entertainment and other expenses reasonably and properly incurred by him in the reasonable and proper performance of his duties, such reimbursement to be in accordance with the policies of the Company or as may be determined by the Board from time to time and in any event to be subject to production by the EXECUTIVE of proper receipts in respect of the same.

8.	LEAVE

The EXECUTIVE shall be entitled to:
8.1	10 working days paid leave per year;

8.2	14 working days paid medical leave; and

8.3	such other leave as the EXECUTIVE may be entitled to in accordance with the policies of the Company or as may be determined by the Board from time to time.
Any and all leave shall be subject to such policies of the Company in relation to such leave.

9.	[INTENTIONALLY LEFT BLANK]

10.	CONFLICT OF INTERESTS

10.1	The EXECUTIVE shall NOT during his employment (except as a representative or nominee of any Group Company or otherwise with the prior approval to the Board) be directly or indirectly engaged, concerned or interested in any other business which:-
10.1.1	is in competition with any business carried on by any Group Company by itself or themselves or in partnership, common ownership, or as a joint venture with any third party in the Territory; or

10.1.2	(as regards any goods or services) is a supplier to or customer of any Group Company.
10.2	The parties agree that all dealings between any Group Company and any business in which the EXECUTIVE is interested in will be transacted at arms length, unless otherwise agreed in accordance with the Company’s internal approval procedures in force from time to time.

11.	CONFIDENTIALITY AND NON-DISCLOSURE

11.1	The EXECUTIVE shall not (except as authorised or required by his duties) reveal to any person, firm or company any Confidential Information which may have come to his knowledge during his employment or otherwise and shall keep with complete secrecy all Confidential Information entrusted to him and shall not use or attempt to use any such information in any manner which may or may be likely to injure or cause loss either directly or indirectly to any Group Company or any of its businesses. This restriction shall continue to apply after the expiry or termination of this Agreement without limit in point of time, but shall cease to apply to information or knowledge which comes into the public domain otherwise than through the default of the EXECUTIVE.

11.2	The EXECUTIVE shall not during the continuance of this Agreement make, otherwise than for the benefit of any Group Company, any notes or memoranda relating to any matter within the scope of the business of any Group Company or concerning any Confidential Information or any of its dealings or affairs; nor shall the EXECUTIVE, either during the continuance of this Agreement or afterwards, use or permit to be used any such notes or memoranda otherwise than for the benefit of any Group Company, it being the intention of the parties hereto that all such notes or memoranda made by the EXECUTIVE and Confidential Information shall be the property of such Group Company, and upon the termination of the EXECUTIVE’s employment the EXECUTIVE shall return the said notes, memoranda and Confidential Information or provide evidence of its destruction to the satisfaction of any Group Company as may require it.
12.	INTELLECTUAL PROPERTY RIGHTS

12.1	Any discovery, invention, secret process or improvement in procedure made or discovered by the EXECUTIVE while in the service of the Company in connection with, or in any way affecting or relating to the business of, any Group Company or capable of being used or adapted for use therein or in connection therewith shall forthwith be disclosed to the Company and shall belong to and be the absolute property of the Company or such Group Company as the Company may nominate for the purpose.

12.2	The EXECUTIVE if and whenever required so to do (whether during or after the termination of his employment) shall, at the expense of the Company or its nominee, apply or join in applying for the grant of a patent or other similar protection in the United States or any other part of the world for any such discovery, invention, process or improvement as aforesaid and execute all instruments and do all things necessary for vesting the said patent or other similar protection when obtained and all rights and title to and interests in the same in the Company and/or its nominee absolutely and as sole beneficial owner or in such other person as the Company may require.

13.	NON-COMPETITION

13.1	The EXECUTIVE hereby agrees with the Company that he shall not during his employment under the terms of this Agreement and for a period of six months thereafter within the Territory, directly or indirectly, except as a representative or nominee of any Group Company (whilst he is an employee of the Company) or otherwise with the Company’s prior written consent:
13.1.1	either on his own account or for any other person directly or indirectly solicit interfere with or endeavour to entice away from any Group Company any person who to his knowledge is now or has been a client customer or employee of or in the habit of dealing with any Group Company; and

13.1.2	either alone or jointly with or as a manager, agent, director or employee of any person, firm or company directly or indirectly carry on or be engaged or concerned or interested in the business undertaken and engaged by any Group Company, or in any business in competition with such business.
13.2	The EXECUTIVE further agrees with the Company (without prejudice to the rights of any Group Company under the general law) that he shall not during his employment and after he ceases to be an employee of the Company (without any limit in point of time) within the Territory, directly or indirectly, except as a representative or nominee of any Group Company (whilst he is an employee of the Company) or otherwise with the Company’s prior written consent:
13.2.1	use the names “Redgate Media” or any colourable imitation thereof in connection with any business; and

13.2.2	use any trade mark, patent or any other intellectual property right of any Group Company in connection with any business not belonging to any Group Company.
13.3	The restrictions contained in Clauses 13.1 and 13.2 shall not extend to activities undertaken by the EXECUTIVE for any Group Company or Redgate company. While the restrictions contained in Clauses 13.1 and 13.2 above are considered by the parties to be reasonable in all the circumstances it is recognised that restrictions of the nature in question may fail for technical reasons and, accordingly, it is hereby agreed and declared that if any one or more of such restrictions shall (either by itself or themselves or taken with others) be adjudged to be invalid as exceeding what is reasonable in all the circumstances for the protection of the interests of any Group Company; but would be valid if any particular restrictions were deleted or if part or parts of the wording thereof were deleted or restricted or limited in a particular manner, or if the period or area thereof were reduced or curtailed; then the said restrictions shall apply with such deletion, restriction, limitation, reduction, curtailment or modification as may be necessary to make the restriction valid and effective.

13.3	Since the EXECUTIVE may also obtain in the course of his employment, by reason of services rendered for any Group Company, knowledge of the Confidential Information of such Group Company the EXECUTIVE hereby agrees that he shall, at the request and cost of the Company, enter into a direct agreement or undertaking with such Group Company whereby he shall accept restrictions corresponding to the restrictions herein contained (or such of them as may be appropriate in the circumstances) in relation to such business and such area and for such period as such Group Company may require for the protection of its legitimate interests.

14.	TERMINATION

14.1	Notwithstanding any other provision in this Agreement, the EXECUTIVE’s employment may be terminated:
14.1.1	by the Company by giving [3]/[12]/[18] months’ notice in writing to the EXECUTIVE of the termination of his employment, or by making to the EXECUTIVE a payment in lieu of such notice; and

14.1.2	subject to the condition that the EXECUTIVE is not in breach of any of the provisions of this Agreement, by the EXECUTIVE if he resigns, by giving 3 months’ notice in writing to the Company, and upon such termination, the EXECUTIVE shall not be entitled to claim any compensation or damages for or in respect of or by reason solely of such termination, other than any compensation, damages or payment of any nature already accrued to the EXECUTIVE prior to such termination or arising from such termination in accordance with the agreed terms between the Company and the EXECUTIVE.

14.2	The Company shall have the right to terminate the EXECUTIVE’s employment immediately without notice or payment in lieu of notice if the EXECUTIVE:
14.2.1	becomes prohibited by law from being or ceases to be an employee of any Group Company for any reason whatsoever;

14.2.2	is or may be suffering from a mental disorder;

14.2.3	is convicted of any criminal offence (other than offences under any road traffic legislation) and/or sentenced to any term of immediate or suspended imprisonment save for those offences which, in the reasonable opinion of the Company, do not bring any disrepute or discredit to the Company;

14.2.4	by reason of ill health or injury caused by his own default becomes unable to perform any of his duties under this Agreement for a period of 120 days or more;

14.2.5	commits any act of criminal breach of trust or dishonesty;

14.2.6	is guilty of any misconduct whether or not in the performance of his duties or commits any act which, in the reasonable opinion of the Company, is likely to bring the Company or any of its officers or employees into disrepute;

14.2.7	becomes bankrupt or makes any arrangement or composition with his creditors generally; or

14.2.8	commits any act that is reported in the general or trade press or otherwise achieves general notoriety which involves conduct that is likely to be regarded as illegal, immoral or scandalous and which, in the reasonable opinion of the Board, is likely to discredit the EXECUTIVE to a degree which materially reduces the value of his services to the Company or may discredit the Company through association with the EXECUTIVE;
and upon such termination the EXECUTIVE shall not be entitled to claim any compensation or damages for or in respect of or by reason of such termination.

14.3	Upon the termination of his employment for whatever reason the EXECUTIVE shall:
14.3.1	repay to the Company any outstanding loan made by the Company to the EXECUTIVE;

14.3.2	deliver up to the Company, together with the keys, any car or other vehicle belonging to any Group Company and which is in the possession or control of the EXECUTIVE; and

14.3.3	deliver up to the Company the keys to, and hand over vacant possession of, any dwelling or other place rented or owned by any Group Company and which has been made available for the EXECUTIVE’s use.
15.	CONTINUING EFFECT

The expiration or termination of this Agreement howsoever arising shall not operate to affect this clause or such other of the provisions hereof as are expressed to operate or have effect thereafter and shall be without prejudice to any other accrued rights or remedies of the parties.

16.	NO PARTNERSHIP

Nothing in this Agreement shall constitute a partnership between the parties.

17.	AGREEMENT PREVAILS

This Agreement supersedes all previous agreements and arrangements (if any) relating to the appointment of the EXECUTIVE by the Company and all such agreements and arrangements are hereby terminated by mutual consent.

18.	NOTICES

18.1	Each communication under this Agreement shall be made in writing and may be made by letter, or telefax addressed to, in the case of the Company its registered office for the time being, and in the case of the EXECUTIVE his last known address.

18.2	Every communication sent to the EXECUTIVE shall be deemed to be received by the EXECUTIVE (if sent by telefax) on the next working day or (in any other case) when left at the address required by Clause 18.1 or 3 days after having been sent to the EXECUTIVE by ordinary post.

18.3	No communication to the Company shall be effective until it is actually received by the Company.

19.	PARTIAL INVALIDITY

If any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired and this Agreement shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

20.	REMEDIES AND WAIVERS

No failure on the part of any party hereto to exercise and no delay in exercising any right under this Agreement shall operate as a waiver thereof, nor will any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or of the exercise of any other right. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law. Any waiver or consent given by any party under this Agreement shall be in writing and may be given subject to such conditions as such party may impose. Any waiver or consent shall be effective only in the instance and for the purpose for which it is given.

21.	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands and each of the parties hereto submits to the non-exclusive jurisdiction of the Cayman Islands courts.
IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed the date first above written.

Name: [EMPLOYEE NAME]	Name:
Designation:
for and on behalf of
Redgate Media Inc